Exhibit 99.1

May 4, 2023

IDACORP, Inc. Announces First Quarter 2023 Results, Affirms 2023 Earnings Guidance

BOISE--IDACORP, Inc. (NYSE: IDA) reported first quarter 2023 net income attributable to IDACORP of $56.1 million, or $1.11 per diluted share, compared with $46.3 million, or $0.91 per diluted share, in the first quarter of 2022.

“Customer growth and economic activity in our service area continue to be drivers of our success," said IDACORP President and Chief Executive Officer Lisa Grow. "This growth, combined with other factors such as an increase in transmission services revenue and a regulatory order last June, benefited the quarter's results.

"We are also pleased with the recent progress related to our Boardman-to-Hemingway project and expect to move forward with construction of that transmission line this summer," Grow added. "Increased transmission capacity plays a key role in safely providing reliable, affordable, clean energy to our customers and to the region."

IDACORP affirms its previously reported full-year 2023 earnings guidance to the range of $4.95 to $5.15 per diluted share, along with the expectation that Idaho Power will use approximately $15 million of additional tax credits available under its Idaho earnings support regulatory mechanism in 2023. The earnings guidance also assumes normal weather conditions through the remainder of the year.

Summary of Financial Results

The following is a summary of Idaho Power's net income, net income attributable to IDACORP, and IDACORP's earnings per diluted share for the three months ended March 31, 2023 and 2022 (in thousands, except earnings per share amounts):

	Three months ended March 31,
	2023	2022
Net income attributable to IDACORP, Inc.	$56,098	$46,260
Weighted average outstanding shares – diluted	50,723	50,660
IDACORP, Inc. earnings per diluted share	$1.11	$0.91

The table below provides a reconciliation of net income attributable to IDACORP for the three months ended March 31, 2023, from the same period in 2022 (items are in millions and are before related income tax impact unless otherwise noted):

	Three months ended
Net income attributable to IDACORP, Inc. - March 31, 2022		$46.3
Increase (decrease) in Idaho Power net income:
Customer growth, net of associated power supply costs and power cost adjustment (PCA) mechanisms	2.7
Usage per retail customer, net of associated power supply costs and PCA mechanisms	0.4
Idaho fixed cost adjustment revenues	(1.2)
Retail revenues per megawatt-hour (MWh), net of associated power supply costs and PCA mechanisms	8.5
Transmission wheeling-related revenues	5.1
Other operations and maintenance (O&M) expenses	—
Other changes in operating revenues and expenses, net	(7.8)
Increase in Idaho Power operating income	7.7
Non-operating expense, net	2.7
Additional accumulated deferred investment tax credits (ADITC) amortization	3.8
Income tax expense, excluding additional ADITC amortization	(4.7)
Total increase in Idaho Power net income		9.5
Other IDACORP changes (net of tax)		0.3
Net income attributable to IDACORP, Inc. - March 31, 2023		$56.1

IDACORP's net income increased $9.8 million for the first quarter of 2023 compared with the first quarter of 2022, due primarily to higher net income at Idaho Power. At Idaho Power, customer growth increased operating income by $2.7 million in the first quarter of 2023 compared with the first quarter of 2022, as the number of Idaho Power customers grew by approximately 13,500, or 2.2 percent, during the twelve months ended March 31, 2023. Usage per customer was relatively consistent in the first quarter of 2023 compared with the first quarter of 2022 as both periods experienced comparable below-normal temperatures.

The net increase in retail revenues per MWh, net of associated power supply costs and power cost adjustment mechanisms, increased operating income by $8.5 million in the first quarter of 2023 compared with the first quarter of 2022. This was due partially to changes in Idaho Power's customer sales mix, which includes separate rate tariffs based on customer class. To a greater extent, the net increase in retail revenues per MWh was due to the June 1, 2022 rate increase for Idaho Power’s Idaho retail customers related to an order from the Idaho Public Utilities Commission that authorized Idaho Power to accelerate the depreciation on and recover through 2030 the net book value of coal-related assets at Idaho Power's jointly-owned Jim Bridger plant as of December 31, 2020, plus forecasted plant investments.

Transmission wheeling-related revenues increased $5.1 million during the first quarter of 2023 compared with the first quarter of 2022, resulting from Idaho Power's open access transmission tariff rates being 1 percent higher during the quarter and due to elevated energy prices in the western United States in the first quarter of 2023 compared with the first quarter of 2022.

Total other O&M expenses in the first quarter of 2023 were consistent with the first quarter of 2022, as an increase in expenses due to inflationary pressures on labor-related and other costs were offset by lower expenses from planned maintenance projects compared with the same period in 2022, the timing of regulatory deferrals, and payment credits received related to a jointly-funded project.

Other changes in operating revenues and expenses, net, decreased operating income by $7.8 million in the first quarter of 2023 compared with the first quarter of 2022, due primarily to the increase in net power supply expenses that were not deferred for future recovery in rates through Idaho Power's PCA mechanisms. Higher wholesale natural gas and power market prices in the western United States increased Idaho Power's net power supply expenses in the first quarter of 2023 compared with the first quarter of 2022.

Non-operating expense, net, decreased $2.7 million in the first quarter of 2023 compared with the first quarter of 2022. Allowance for funds used during construction (AFUDC) increased as the average construction work in progress balance was higher throughout the first quarter of 2023 compared with the first quarter of 2022. Also, interest income and benefit plan rabbi trust income increased due to higher market interest rates. These increases were partially offset by higher interest expense on long-term debt in the first quarter of 2023 compared with the first quarter of 2022.

The increase in income tax expense was principally the result of higher income before income taxes, partially offset by additional ADITC amortization. Based on Idaho Power's current expectations of full-year 2023 results, Idaho Power recorded $3.8 million of additional ADITC amortization under its Idaho regulatory settlement stipulation during the first quarter of 2023. Idaho Power currently expects to amortize up to $15 million of additional ADITC for the full-year 2023, but did not record any additional ADITC amortization in 2022.

2023 Annual Earnings Guidance and Key Operating and Financial Metrics

IDACORP is affirming its earnings guidance estimate for 2023. The 2023 guidance incorporates all of the key operating and financial assumptions listed in the table that follows (in millions, except per share amounts):

	Current(1)	Previous(2)
IDACORP Earnings Guidance (per share)	No change	$ 4.95 - $ 5.15
Idaho Power Additional ADITCs	No change	Approximately $15
Idaho Power O&M Expense	No change	$ 385 – $ 395
Idaho Power Capital Expenditures, Excluding AFUDC	No change	$ 650 – $ 700
Idaho Power Hydropower Generation (MWh)	6.0 – 7.5	5.5 – 7.5
(1) As of May 4, 2023.
(2) As of February 16, 2023, the date of filing IDACORP's and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2022.

More detailed financial and operational information is provided in IDACORP’s Quarterly Report on Form 10-Q filed today with the U.S. Securities and Exchange Commission, which is also available for review on IDACORP’s website at www.idacorpinc.com.

Web Cast / Conference Call

IDACORP will hold an analyst conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). All parties interested in listening may do so through a live webcast on IDACORP's website (www.idacorpinc.com), or by calling (855) 761-5600 for listen-only mode. The passcode for the call is 3990987. The conference call logistics are also posted on IDACORP's website and will be included in IDACORP's earnings news release. Slides will be included during the conference call. To access the slide deck, register for the event just prior to the call at www.idacorpinc.com/investor-relations/earnings-center/default.aspx. A replay of the conference call will be available on the company's website for 12 months and will be available shortly after the call.

Background Information

IDACORP, Inc. (NYSE: IDA), Boise, Idaho-based and formed in 1998, is a holding company comprised of Idaho Power, a regulated electric utility; IDACORP Financial, an investor in affordable housing and other real estate tax credit investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. Idaho Power, headquartered in vibrant and fast-growing Boise, Idaho, has been a locally operated energy company since 1916. Today, it serves a 24,000-square-mile service area in Idaho and Oregon. Idaho Power’s goal to provide 100% clean energy by 2045 builds on its long history as a clean-energy leader that provides reliable service at affordable prices. With 17 low-cost hydropower projects at the core of its diverse energy mix, Idaho Power’s residential, business, and agricultural customers pay among the nation's lowest prices for electricity. It’s 2,000 employees proudly serve more than 620,000 customers with a culture of safety first, integrity always, and respect for all.

To learn more about IDACORP or Idaho Power, visit www.idacorpinc.com or www.idahopower.com.

Forward-Looking Statements

In addition to the historical information contained in this press release, this press release contains (and oral communications made by IDACORP, Inc. (IDACORP) and Idaho Power Company (Idaho Power) may contain) statements that relate to future events and expectations, such as statements regarding projected or future financial performance, cash flows, capital expenditures, dividends, capital structure or ratios, load forecasts, strategic goals, challenges, objectives, and plans for future operations. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," "potential," "plans," "predicts," "preliminary," "projects," "may," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties that may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors set forth in this press release, IDACORP's and Idaho Power's most recent Annual Report on Form 10-K, particularly Part I, Item 1A - "Risk Factors" and Part II, Item 7 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations" of that report, subsequent reports filed by IDACORP and Idaho Power with the U.S. Securities and Exchange Commission (SEC), and the following important factors: (a) decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment; (b) changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms; (c) expense and risks associated with capital expenditures for, and the permitting and construction of, utility infrastructure projects that Idaho Power may be unable to complete or that may not be deemed prudent by regulators for full cost recovery or full return on investment; (d) expenses and risks associated with supplier and contractor delays on utility infrastructure projects and the potential impacts of those delays on Idaho Power's ability to serve customers; (e) power demand exceeding supply, and the rapid addition of new industrial and commercial customer load and the volatility of such new load demand, resulting in increased costs for purchasing energy and capacity in the market, if available, or acquiring or constructing additional generation and transmission resources, and battery storage facilities; (f) impacts of economic conditions, including an inflationary or recessionary environment and increasing interest rates, on items such as operations and capital investments, supply costs and delivery delays, supply scarcity and shortages, population growth or decline in Idaho Power's service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers and their ability to meet financial and operational commitments, and collection of receivables; (g) changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power's service area, and the associated impacts on loads and load growth; (h) abnormal or severe weather conditions (including conditions and events associated with climate change), wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation, repair costs, service interruptions, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers; (i) advancement of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power's sale or delivery of electric power or introduce operational vulnerabilities to the power grid; (j) variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power's hydropower facilities; (k) ability to acquire fuel, power, electrical equipment, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high resource demands, price volatility, lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions in the supply chain, or credit quality or lack of counterparty and supplier credit; (l) disruptions or outages of Idaho Power's generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increase power supply costs and repair expenses, and reduce revenues; (m) accidents, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, infrastructure failures, general system damage or dysfunction, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages; reduce generating output, damage company assets, operations, or reputation; subject Idaho Power to third-party claims for property damage, personal injury, or loss of life; or result in the imposition of fines and penalties for which Idaho Power may have inadequate insurance coverage; (n) acts or threats of terrorist incidents, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power's operations or the electric power grid or compromise data, or the disruption or damage to the companies’ business, operations, or reputation resulting from such events; (o) increased purchased power costs and operational and reliability challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power's resource portfolio; (p) Idaho Power's concentration in one industry and one region, and the resulting exposure to regional economic conditions and regional legislation and regulation; (q) employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies' workforce, the cost and ability to attract and retain skilled workers and third-party contractors and suppliers, the cost of living and the related impact on recruiting employees, and the ability to adjust to fluctuations in labor costs; (r) changes in, failure to comply with, and costs of compliance with laws, regulations, policies, and orders, including those relating to the environment, climate change, natural resources, and threatened and endangered species, which may result in penalties and fines, increase compliance and operational costs, and impact recovery associated with increased costs through rates; (s) changes in tax laws or related regulations or interpretations of applicable laws by federal, state, or local taxing jurisdictions, and the availability of tax credits; (t) inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities; (u) failure to comply with reliability and cyber and physical security requirements, which may result in penalties, reputational harm, and operational changes; (v) ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, reputational harm, volatility or disruptions in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies' past or projected financial performance; (w) ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended, and the potential losses the companies may incur on those hedges, which can be affected by factors such as the volume of hedging transactions and degree of price volatility; (x) changes in actuarial assumptions, changes in interest rates, increasing health care costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies' cash flows; (y) remediation costs associated with planned exits from participation in Idaho Power's co-owned coal plants; (z) ability to continue to pay dividends and achieve target dividend payout ratios based on financial performance, capital requirements, and in light of credit rating considerations, contractual covenants and restrictions, and regulatory limitations; and (aa) adoption of or changes in accounting policies and principles, changes in accounting estimates, and new SEC or New York Stock Exchange requirements, or new interpretations of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Jordan Rodriguez
Director of Investor Relations & Treasury	Corporate Communications
Phone: (208) 388-2728	Phone: (208) 388-2460
JForsberg@idacorpinc.com	JRodriguez@idahopower.com

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